Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	August 16, 2022

EACO CORPORATION REPORTS RECORD QUARTERLY NET INCOME AND RECORD 1ST QUARTER NET SALES

ANAHEIM, CALIFORNIA – EACO Corporation (OTCQB:EACO) today reported the results for three months ended November 30, 2021.

Net sales, net income and earnings per share were as follows for the three months ended November 30, 2021 (dollars in thousands, except per share information):

	Three Months Ended November 30,
	2021		2020	% Change
	(unaudited)		(unaudited)
Net sales	$63,822		$53,403	19.5%

Net income	$6,786	*	$851	697.4%

Basic and diluted earnings per common share	$1.39		$0.17	717.6%

*Includes an income benefit of $3.4 million as a result of qualified federal tax credits related to the Employee Retention Credit.

The Company had 328 sales employees at November 30, 2021, a decrease of 29 or 8.7% from the prior year quarter. The Company’s sales force is divided into Sales focus teams (SFT’s). The Company had 101 SFT’s as of November 30, 2021, the same as the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2022. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and the impact of the Covid-19 pandemic. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	November 30,	August 31,
	2021	2021*
ASSETS
Current Assets:
Cash and cash equivalents	$5,583	$4,455
Restricted cash	10	10
Trade accounts receivable, net	34,168	33,939
Inventory, net	42,542	40,448
Marketable securities, trading	3,684	3,741
Prepaid expenses and other current assets	11,395	6,780
Total current assets	97,382	89,363
Non-current Assets:
Property, equipment and leasehold improvements, net	8,173	8,269
Operating lease right-of-use assets	11,304	11,084
Other assets, net	1,404	1,669
Total assets	$118,263	$110,385
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$17,047	$16,413
Accrued expenses and other current liabilities	11,708	10,964
Current portion of operating lease liabilities	3,301	3,096
Current portion of long-term debt	119	113
Total current liabilities	32,175	30,586
Non-current Liabilities:
Long-term debt	4,552	4,585
Operating lease liabilities	8,127	8,092
Total liabilities	44,854	43,263
Commitments and Contingencies (Note 8)
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	300	780
Retained earnings	60,681	53,914
Total shareholders’ equity	73,409	67,122
Total liabilities and shareholders’ equity	$118,263	$110,385

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2020 filed with the U.S. Securities and Exchange Commission on November 30, 2020.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended November 30,
	2021	2020
Net sales	$63,822	$53,403
Cost of sales	45,644	38,951
Gross margin	18,178	14,452
Operating expenses:
Selling, general and administrative expenses	8,895	12,681
Income from operations	9,283	1,771

Other (expense):
Net loss on trading securities	(56)	(553)
Interest and other expense, net	(52)	(69)
Other (expense), net	(108)	(622)
Income before income taxes	9,175	1,149
Provision for income taxes	2,389	298
Net income	6,786	851
Cumulative preferred stock dividend	(19)	(19)
Net income attributable to common shareholders	$6,767	$832

Basic and diluted earnings per common share:	$1.39	$0.17
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended November 30,
	2021	2020
Operating activities:
Net income	$6,786	$851
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	382	377
Bad debt expense	9	––
Net gain on trading securities	56	553
Increase (decrease) in cash from changes in
Trade accounts receivable	(248)	1,634
Inventory	(2,094)	(71)
Prepaid expenses and other assets	(4,350)	716
Operating lease right-of-use assets	(220)	417
Trade accounts payable	1,642	666
Accrued expenses and other current liabilities	744	(723)
Operating lease liabilities	240	(524)
Net cash provided by operating activities	2,947	3,896
Investing activities:
Additions to property, equipment, and leasehold improvements	(286)	(179)
Sale of marketable securities, trading	1	24
Net change in liabilities for short sales of trading securities	––	286
Net cash (used in) provided by investing activities	(285)	131
Financing activities:
Payments on revolving credit facility, net	––	(2,187)
Payments on long-term debt	(27)	––
Preferred stock dividend	(19)	(19)
Bank overdraft	(1,008)	(867)
Net cash used in financing activities	(1,054)	(3,073)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(480)	(82)
Net increase in cash, cash equivalents, and restricted cash	1,128	872
Cash, cash equivalents, and restricted cash - beginning of period	4,465	8,995
Cash, cash equivalents, and restricted cash - end of period	$5,593	$9,867
Supplemental disclosures of cash flow information:
Cash paid for interest	$52	$48